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Exhibit 10.3.13.4

November 19, 2007

Jeff Elias
298 N. Wiget Lane
Walnut Creek, CA 94598

Jeff:

As we discussed, starting December 1, 2007, you will be reimbursed up to $3,000/month (grossed-up) for commuting expenses. This is to assist you with lodging, air travel, car expense and meals.

Regards,
/s/ MIKE WILLIS Mike Willis Chairman & CEO

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  Exhibit 10.3.13.4